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As filed with the Securities and Exchange Commission on April 21, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

GANDER MOUNTAIN COMPANY
(Exact name of Registrant as specified in its charter)

Minnesota	5940	41-1990949
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4567 American Boulevard West
Minneapolis, Minnesota 55437
(952) 830-8700
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Mark R. Baker
Chief Executive Officer and President
Gander Mountain Company
4567 American Boulevard West
Minneapolis, Minnesota 55437
(952) 830-8700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bruce M. Engler, Esq. W. Morgan Burns, Esq. Faegre & Benson LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402-3901 (612) 766-7000	Michael J. Schiavone, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

        Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ 333-112494

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Common Stock, $.01 par value	833,750	$16.00	$13,340,000	$1,691.00

(1)
Includes 108,750 shares of Common Stock issuable upon exercise of the underwriters' over-allotment option.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        Gander Mountain Company is filing this Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of Common Stock of Gander Mountain Company contemplated by the Registration Statement on Form S-1 (333-112494) filed by Gander Mountain Company with the Securities and Exchange Commission on February 5, 2004, as amended by Amendments No. 1 through 5 thereto filed between March 15, 2004 and April 16, 2004, which was declared effective on April 20, 2004 (the "Prior Registration Statement"). Gander Mountain Company is filing this Registration Statement for the sole purpose of increasing the number of shares of Common Stock offered by 833,750 shares and increasing the aggregate offering price to the public set forth in such Prior Registration Statement by $13,340,000. The contents of the Prior Registration Statement are incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 21, 2004.

GANDER MOUNTAIN COMPANY
By	/s/ DENNIS M. LINDAHL Dennis M. Lindahl Executive Vice President, Chief Financial Officer, Secretary and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2004.

Signature	Title

/s/ * Mark R. Baker	Chief Executive Officer and President (Principal Executive Officer)
/s/ DENNIS M. LINDAHL Dennis M. Lindahl	Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)
/s/ * Ronald A. Erickson	Chairman of the Board of Directors
/s/ * Gerald A. Erickson	Director
/s/ * Donovan A. Erickson	Director
/s/ * Neal D. Erickson	Director
/s/ * Richard A. Erickson	Director
/s/ * Marjorie J. Pihl	Director

*
Dennis M. Lindahl, by signing his name hereto, does hereby sign this document on behalf of each of the above-named officers and/or directors of the Registrant pursuant to powers of attorney duly executed by such persons.

By	/s/ DENNIS M. LINDAHL Dennis M. Lindahl Attorney-in-Fact

II-1

EXHIBIT INDEX

Exhibit No.	Description
5	Opinion of Faegre & Benson LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Faegre & Benson LLP (included in Exhibit No. 5 to the Registration Statement).
24	Powers of Attorney.†

†
Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-112494).

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX